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                                                                   EXHIBIT 4.8
REQUEST FOR FINAL DISTRIBUTION                                     PNC

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PLEASE PRINT

--------------------------------------------------      FOR YOUR
NAME                                                    BENEFIT

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SOCIAL SECURITY NUMBER                                  EMPLOYEE STOCK
/ / / / - / / /  - / / / / /                            PURCHASE PLAN
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HOME ADDRESS

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CITY, STATE AND ZIP CODE

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As a participant in the PNC Bank Corp. Employee Stock Purchase Plan, I request that the balance in my Plan Account be distributed as a result of my:

    / / Termination effective ___________  / / Retirement effective ___________

METHOD OF DISTRIBUTION REQUESTED (SELECT ONE)
1. / / Please withdraw the cash balance credited to my Plan Account and forward such balance, without interest, together with all accumulated unissued shares, to me. I am attaching a completed "Certificate Request" form that reflects my registration instructions.

2. / / Please sell all of the accumulated unissued shares credited to my Plan Account as of the last Offering Period and forward the proceeds to my attention. Please withdraw the cash balance credited to my Plan Account and forward such balance, without interest, to my attention. I am attaching a completed "Suspend Contribution/Sale Request" form.

ADDITIONAL OPTION AVAILABLE FOR RETIREES ONLY
3. / / At the end of the applicable offering period, please apply the payroll deductions credited to my Plan Account toward the purchase of whole shares of Common Stock; forward all accumulated unissued shares to me along with any remaining cash balance in my Plan Account, without interest. I am attaching a completed "Certificate Request" form that reflects my registration instructions.

IF YOU DO NOT MAKE AN ELECTION, YOUR PLAN ACCOUNT WILL BE DISTRIBUTED TO YOU AS DESCRIBED IN OPTION NUMBER ONE.


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            SIGNATURE                                     DATE

  PLEASE RETURN WHITE AND CANARY COPIES TO CORPORATE BENEFITS ADMINISTRATION
                     3RD FLOOR-300 SIXTH AVENUE BUILDING
                     KEEP THE PINK COPY FOR YOUR RECORDS.

      WHITE & CANARY-CORPORATE BENEFITS ADMINISTRATION            PINK-EMPLOYEE